UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 8, 2006

                               Carrollton Bancorp
               (Exact Name of Registrant as Specified in Charter)

          Maryland                    000-23090                 52-1660951
(State or Other Jurisdiction       (Commission File           (IRS Employer
     of Incorporation)                 Number)              Identification No.)

344 North Charles Street, Suite 300, Baltimore, Maryland          21201
        (Address of Principal Executive Offices)                (ZIP Code)

        Registrant's telephone number, including area code (410) 536-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) [GRAPHIC OMITTED]


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Item 1.02.              Terminination of a Material Definitive Agreement

     The following information is furnished pursuant to Items 1.02 "Termination of a Material Definitive Contract:"

     On March 6, 2006, Carrollton Bank (the "Bank"), a wholly-owned subsidiary of Carrollton Bancorp (the "Registrant") notified the Federal Home Loan Bank of Atlanta (FHLB) that the Bank was restructuring a $35 million long term advance at 6.84% maturing February 2, 2010. The restructuring resulted in a prepayment penalty of approximately $2.3 million ($1.4 million after tax). This transaction reduced the initial interest cost on the advance by 209 basis points (2.09%). The Bank expects that the transaction will result in an increase in net interest income over the remaining term of the original advance in excess of the prepayment penalty. The prepayment penalty of $2.3 million was substantially offset by the profit on the sale of equity securities of $2.2 million.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CARROLLTON BANCORP


                                  By: /s/ Robert A. Altieri
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                                  Name:  Robert A. Altieri
Date: March 8, 2006               Title: Chief Executive Officer and President


                                  By: /s/ James M. Uveges
                                      ------------------------------------------
                                  Name:  James M. Uveges
Date: March 8, 2006               Title: Senior Vice President and
                                         Chief Financial Officer


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